Cali Realty Corporation
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                                                 August 8, 1996


Cali Realty Corporation
11 Commerce Drive
Cranford, NJ 07016

         Re:      Certain Federal Income Tax Matters


Ladies and Gentlemen:

         We have acted as tax counsel to Cali Realty Corporation (the "Company") in connection with the Prospectus included as part of that certain Registration Statement on Form S-3 filed with the Securities and Exchange Commission and as amended through the date hereof (the "Registration Statement"). In connection therewith, you have requested our opinion with respect to the qualification of the Company as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code") and the accuracy of the discussion included in the Registration Statement under the heading "Federal Income Tax Considerations."

         We hereby consent to the use of our opinions as an Exhibit to the Registration Statement and to any and all references to our firm in the Prospectus that is a part of the Registration Statement, which Prospectus will be delivered to prospective purchasers of securities of the Company, and we hereby consent to such use of our opinion. All defined terms used herein shall have the same meaning as used in the Registration Statement.

                        FACTS AND ASSUMPTIONS RELIED UPON

         In rendering the opinions expressed herein, we have examined the Articles of Incorporation and Bylaws of the Company, and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein.

         In our examination of documents, we have assumed, with your consent, that all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduce the originals thereof, that all such documents have been or will be duly executed to the extent required, that all representations and statements set forth in such documents are true and correct, and that all obligations imposed by any such on the parties thereto have been or will be performed or satisfied in accordance with their terms. We have also assumed, without investigation, that all documents, certificates, warranties and covenants on which we have relied in rendering the opinions set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter.

         We have reviewed the Registration Statement and the descriptions set forth therein of the Company and its investments and activities. We have relied
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upon the representations of the Company and its affiliates  regarding the manner in which the Company has been and will continue to be owned and operated. We have also relied upon the representations of the accountants for the Company regarding the type and amount of income reviewed by the Company during its
taxable  year  ended   December  31,  1995  and  the  character  and  amount  of
distributions made with respect to its taxable year ended December 31, 1995, and the representations similarly made with respect to prior years of the Company. We note that for its taxable year ending December 31, 1995, the Company elected to treat consent dividends declared in January 1996 as having been paid during its 1995 taxable year pursuant to Section 858 of the Code. We have neither independently investigated nor verified such representations, and we assume that such representations are true, correct and complete and that all representations made "to the best of the knowledge and belief" of any person(s) or party(ies)
are  and  will  be  true,   correct  and   complete  as  if  made  without  such
qualification. We assume that the Company has been and will be operated in accordance with applicable laws and the terms and conditions of applicable documents, and the descriptions of the Company and its investments, and the proposed investments, activities, operations and governance of the Company set forth in the Registration Statement continue to be true. In addition, we have relied on certain additional facts and assumptions described below.

         The foregoing representations are all contained in letters to us dated as of the date hereof (the "Certificates"). No facts have come to our attention that are inconsistent with the facts and representations set forth in the Certificates.

                                    OPINIONS

         Based upon and subject to the foregoing, we are of the following opinions:

         1. Assuming that a timely election for REIT status has been made, the Company has been organized in conformity with the requirements for qualification as a REIT under the code, and its method of operation as described in the representations referred to above, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

         2. The discussion contained in that portion of the Registration Statement under the caption "Federal Income Tax Considerations" fairly summarizes the federal income tax considerations that are likely to be material to a holder of common stock.

         The opinions expressed herein are based upon the Code, the Treasury Regulations promulgated thereunder, current administrative positions of the Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinions rendered herein and the tax consequences to the Company and the investors in the common stock. In addition, as noted above, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the representations that are being made to us, and cannot be relied upon if any of the facts contained in such documents or in such additional information are, or later become, inaccurate or if any of the representations made to use are, or later become, inaccurate.
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         We express no opinion with respect to the Registration  Statement other than those expressly set forth herein. Furthermore, the Company's qualification as a REIT will depend on (i) the Company meeting, in its actual operations, the applicable asset composition, source of income, shareholder diversification, distribution, recordkeeping and other requirements of the Code necessary for a corporation to qualify as a REIT and (ii) the qualification of the Class A-3, B, C and D mortgage pay-through bonds held by the Company (directly or indirectly through the Operating Partnership) as regular interests in a real estate mortgage investment conduit under the Code. We will not review these operations, and no assurance can be given that the actual operations of the Company and its affiliates will meet these requirements or the representations made to us with respect thereto.

         Finally, our opinion is limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of an investment in the common stock.

                                             Very truly yours,

                                             /s/ Pryor, Cashman, Sherman & Flynn
                                             -----------------------------------
                                             Pryor, Cashman, Sherman & Flynn